Exhibit 23.1

Tel:	214-969-7007	600 North Pearl, Suite 1700
Fax:	214-953-0722	Dallas, TX 75201
www.bdo.com

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of (i) our report dated March 23, 2017, relating to the consolidated financial statements of Lonestar Resources US Inc. which appears in Lonestar Resources US Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016 and (ii) our report dated April 21, 2016, relating to the consolidated financial statements of Lonestar Resources Limited for the years ended December 31, 2015 and 2014, which appears in Lonestar Resources US Inc.’s Form 10 Registration Statement.

/s/ BDO USA, LLP

Dallas, Texas

August 7, 2017

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.